UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2008

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ECOSPHERE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-25663	65-0841549
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3515 S.E Lionel Terrace, Stuart, FL 34997

(Address of Principal Executive Office) (Zip Code)

(772) 287-4846

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

Ecosphere Technologies, Inc. (the “Company”) entered into a Secured Line of Credit Agreement with Patrick Haskell and other investors (the “Investors”) dated as of May 12, 2008 (the “Agreement”) in an amount up to $1,500,000.  As of the date of this Report, the Company has received $705,000.

In consideration for making the loan, the Company will issue the Investors one-year 12% Secured Convertible Notes exercisable at $0.15 per share (the “Notes”).  Additionally, the Company will issue the Investors five-year warrants to purchase the Company’s common stock, one-half exercisable at $0.15 per share and one-half exercisable at $0.20 per share (the “Warrants”).  The number of warrants will equal two times the amount invested or a maximum of 3,000,000 warrants.

Under the Agreement, the Company granted a security interest to the Investors consisting of accounts receivable relating to the services provided by the Company with respect to the Ecosphere Ozonix™ process.  Mr. Haskell is the secured party collateral agent for the Investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ECOSPHERE TECHNOLOGIES, INC.

By:	/s/ Dennis McGuire
Dennis McGuire Chief Executive Officer

Date:  May 16, 2008